TRUST DISTRIBUTION SERVICES ADDENDUM TO AMENDED AND RESTATED GENERAL DISTRIBUTOR AGREEMENT This Addendum to the Amended and Restated General Distributor Agreement (“Agreement”) is entered into as of September 28, 2017, by and between Jackson National Life Insurance Company (“Company”) on its own behalf and on behalf of its separate accounts, through which certain annuity contracts may be issued, and Jackson National Life Distributors, LLC (“JNLD”). The parties having previously entered into the Agreement, hereby mutually agree to the inclusion of this Addendum to that Agreement. This Addendum relates to JNLD’s role in facilitating the sale of variable annuity contracts (“Contracts”) issued by the Company to clients of trust companies and similar financial services businesses by providing brokerage, licensing/registration and suitability review services. The Contracts include variable annuity contracts, including any riders issued with those policies and contracts, that are registered with the Securities and Exchange Commission (the “SEC”), issued by Company and distributed by JNLD in its role as a Distributor. I. REPRESENTATIONS AND WARRANTIES A. JNLD. JNLD represents and warrants as follows: (1) JNLD represents and warrants that it is, and at all times when performing its functions and fulfilling its obligations under this Addendum will be, a registered broker-dealer under the 1934 Act, a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and a broker-dealer under state law to the extent necessary to perform the duties described in this Addendum. (2) JNLD represents and warrants that its producers (“Producers”) who will be accepting applications for the Contracts are and will continue to be duly registered with JNLD while providing services covered by this Addendum and that they will be representatives in good standing with registration and qualifications as required by FINRA to sell the Contracts. Producers shall also have and maintain any required variable contract sales authority for the offer and sale of Contracts. (3) JNLD shall remain in compliance with the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Securities Act of 1933, as amended (“1933 Act”), the 1934 Act, the Investment Company Act of 1940, as amended (“1940 Act”), with all rules and regulations promulgated by all regulatory agencies, organizations and bodies with jurisdiction over its activities, and with all other applicable state statutes, laws, rules and regulations governing the sale of the Contracts and all applicable state insurance laws, rules and regulations. Furthermore, JNLD represents and warrants that it has adopted internal controls which are reasonably designed to ensure compliance with Rule 22c 1, the forward pricing rule, under the 1940 Act. JNLD further represents and warrants that it has in place, and at all times during the term of this Addendum will maintain an adequate system to supervise the activities of its Producers and associated persons as required by FINRA Rules including but not limited to NASD Conduct Rules 3010 and 3012 and FINRA Rule 3130, as amended or interpreted from time to time, and any successor rules thereto, and that it is solely responsible for supervising the activities of its Producers and other associated persons in connection with the offer and sale of the Contracts or the conduct of business under this Addendum. JNLD represents and warrants that it will comply with all other applicable state and federal laws and the rules and regulations of governmental or regulatory agencies affecting or governing the sale of the Contracts including, but not limited to, those of the Department of Labor in connection with the sale of Contracts deemed subject to the Employee Retirement Income Security Act, as amended (“ERISA”) and with all applicable rules and administrative procedures of the Company. JNLD will comply with Company's requirements and procedures for transfers, including, but not limited to those that are designed to restrict actions and activities commonly referred to as market-timing and late trading as set forth in the

2 prospectus(es) for the Contracts, and JNLD represents and warrants that it has adopted internal controls which are reasonably designed to ensure compliance with Company's transfer procedures and requirements and all applicable state and federal rules and regulations. (4) JNLD represents and warrants that it has in place and will maintain at all times during the term of this Addendum a suitable and adequate anti-money laundering program that (A) complies with all applicable anti-money laundering laws, regulations, rules, and government guidance, including the reporting, recordkeeping, and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act, its implementing regulations, related SEC and FINRA rules, and the economic sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Assets Control (collectively, “AML Laws”) and (B) includes, when required, (i) the appointment of an anti-money laundering compliance officer, (ii) the implementation of policies, procedures and internal controls that comply with AML Laws, (iii) annual anti-money laundering training for JNLD’s employees and agents, and (iv) independent annual testing of the anti-money laundering program. Without limiting the foregoing, JNLD further represents and warrants that it has established and implemented a customer identification program in compliance with AML Laws as part of its anti-money laundering program that, at a minimum, requires (i) the verification of the identity of any customer seeking to open an account, (ii) the retention of a record of the information used to verify each customer’s identity, and (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to it by any government agency. JNLD agrees that Company may rely on the customer identification program of JNLD and will certify to Company and annually hereafter as prescribed by the regulations promulgated under Section 326 of the USA PATRIOT Act and in accordance with the safe harbor provided in 31 C.F.R. sec. 103.122(b)(6). Upon request, JNLD agrees to provide Company copies of such policies and procedures and otherwise to cooperate with Company, which may include, without limitation, requests deemed necessary to ensure that Company is also in compliance with such laws and regulations as they relate to the Contracts or the conduct of business under this Addendum. With respect to JNLD’s reporting requirements under the AML Laws, Company and JNLD acknowledge that each is obligated to report suspicious activity to the appropriate regulatory authorities. JNLD is generally in a better position to report its clients’ activities at the point-of-sale and acknowledges that Company may rely on it to report such activity to the extent permitted by regulation. Company is generally in a better position to monitor and report clients’ activities with regard to Contracts subject to the AML Laws after a Contract has been issued and acknowledges that JNLD may rely on it to report such activity to the extent permitted by regulation. Notwithstanding the foregoing, each party agrees that it is responsible for reporting suspicious activity of which it becomes aware and to share information with each other about the transaction, if appropriate. In addition, JNLD will not sell any Contract to: (A) anyone listed on the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) list of prohibited persons, entities, and countries, and for which any Company transactions with such investor are prohibited under the various economic sanctions, laws and regulations administered by OFAC, or (B) a foreign shell bank, as defined in Section 313 of the USA PATRIOT Act. (5) JNLD will maintain an identity theft prevention program in compliance with the provisions of the SEC’s Red Flags Rule, which implements obligations imposed by the Fair and Accurate Credit Transaction Act of 2003. (6) The representations and warranties of JNLD set forth in this Addendum are continuous during the term of this Addendum and JNLD agrees to notify Company immediately in writing if, at any time during the course of this Addendum, any of the representations or warranties set forth herein become inaccurate or

3 untrue and will promptly take all reasonable and feasible steps, if feasible, to conform to such representations or warranties as soon as practicable. B. Company. Company represents and warrants that it and the officers signing this Addendum have full power and authority to enter into this Addendum, and that this Addendum has been duly executed by them and constitutes a legal, valid, and binding agreement. II. PRODUCERS JNLD is authorized to recommend Producers for appointment as licensed insurance producers to facilitate sales of the Contracts. JNLD warrants that each such person recommended for appointment shall be and continue to be fully licensed under the applicable state insurance and securities laws and shall provide proof of such upon Company’s request. Company reserves the right, in its sole discretion and with or without cause, to refuse to appoint any proposed Producer or, after appointed, to terminate or refuse to renew any Producer’s appointment with Company. By written notice to JNLD, Company may require JNLD and/or Producers to cease facilitating sales of Contracts and additional premiums or purchase payments therein on behalf of Company or require JNLD to cancel the appointment by Company of any Producer. All reasonable efforts should be made by JNLD to remove access to Company’s sales material from said Producer. JNLD shall notify Company immediately in writing if any Producer appointed by Company ceases to be a Producer of JNLD, is disciplined or suspended by the SEC, FINRA, state securities/insurance departments, or by JNLD, is placed under heightened/special supervision by JNLD, ceases to be properly licensed, or is the subject of a disciplinary proceeding in any state. III. JNLD OBLIGATIONS A. Training and Supervision. JNLD has sole responsibility for the training and supervision of all Producers and any other persons associated with JNLD who are engaged, directly or indirectly, in the facilitation, offer or sale of the Contracts. JNLD shall establish and implement reasonable rules and procedures for periodic inspection and diligent supervision of all sales practices of its Producers and associated persons, including procedures for monitoring ongoing compliance by such individuals with applicable FINRA rules and federal and state laws, rules, and regulations. Upon request by Company, JNLD shall furnish in a timely fashion any records or other documentation evidencing such diligent supervision. B. Contract Facilitation and Delivery. Before Producers begin facilitating sales of the Contracts, and continuously thereafter, JNLD must ensure that the Producers are: (1) an Associated Person of JNLD; (2) licensed, registered, or otherwise qualified under applicable federal and state laws and any applicable FINRA regulations to engage in such activities; (3) appointed by the Company within the appropriate state guidelines and regulations while facilitating; and (4) trained in the sale of such Contracts. JNLD must also ensure that its Producers only facilitate sales of the Contracts in states where the Contracts are approved for sale in accordance with applicable state and federal laws. JNLD shall be notified by Company of the availability of the Contracts in each state. JNLD shall review all applications or other forms (including electronic submissions) and any information/data, request or instruction submitted to Company seeking Contracts, additional coverage, or reinstatement of coverage under a Contract for completeness and accuracy. JNLD will within the time frame required by applicable rules following receipt by JNLD or a Producer, forward to Company all complete and correct applications, forms and/or other required documentation. Payment shall be made directly from the trust company or similar financial services firm to Company.

4 Company, upon receipt of documents in good order, will issue the Contract. Good order means the receipt of any and all information, documentation, instructions, and/or premiums deemed necessary by the Company, in its sole discretion, to issue the Contract or execute any transactions pursuant to the terms of the Contract. All requests for Contracts, additional coverage, or reinstatement of coverage are subject to Company’s acceptance. Company reserves the right, in its sole discretion, to reject any such request and refund or return any payment made thereon. Company also reserves the right to prescribe conditions, rules, and regulations for the offer and acceptance of its Contracts, including additional coverage thereon or reinstatement of coverage, which may be changed from time to time. Company will forward changes to such conditions, rules, and regulations to JNLD at its last known mailing address. Company will forward Contracts, once issued, to JNLD for delivery to the Contract owner according to established procedures. JNLD or Producer shall deliver each such Contract to the respective Contract owner or the trust company or similar financial services firm representing the Contract owner within five (5) business days after receipt by JNLD, and, if applicable, promptly forward signed delivery receipts to Company. Notwithstanding the above obligation, Company may, at the request of the JNLD, deliver Contracts and other documentation directly to the Contract owner at their last-known mailing address, as provided on the Contract Application or other form application. JNLD shall be liable to Company for any loss incurred by Company (including consequential damages and regulatory penalties) due to any delay by JNLD or its Producer in delivering such Contracts, or in the event Company delivers Contracts and other documentation directly to Contract owner, JNLD shall be liable to Company for any delay of Contract delivery as a result of an incorrect address being provided to Company. C. No Misrepresentation or Churning. JNLD and its Producers, in connection with facilitating sales of the Contracts or additional premiums, purchase payments, or other transactions under a Contract, shall not give any information or make any representations or statements concerning the Contracts which are materially misleading or omit material facts necessary to make the statements not misleading or which are not contained in or otherwise consistent with information or representations contained in the prospectus, statement of additional information, and registration statement for the Contracts, or in reports or proxy statements thereof, or in promotional, sales, or advertising material or other information supplied and approved in writing by Company for such use. JNLD and its Producers may not modify or represent that they may modify any such prospectus, statement of additional information, registration statement, Contract, promotional, sales, or advertising materials. Neither JNLD nor any Producer shall make any misrepresentation or incomplete comparison of products for the purpose of inducing a customer to lapse, forfeit, or surrender customer’s current insurance in favor of purchasing a Contract. D. Prospectus Delivery and Securities Suitability Requirements. JNLD shall ensure that its Producers comply with the prospectus delivery requirements under the 1933 Act. In addition, JNLD shall ensure that the purchase, exchange, replacement or surrender is suitable for such applicant, in accordance with the suitability requirements of the 1934 Act, applicable FINRA and NASD Rules, and state insurance laws and regulations, as the same may be amended or interpreted from time to time. JNLD shall ensure that each transaction is completed with a Producer’s report indicating suitability, including any required and necessary customer information, and is subjected to a review process in compliance with FINRA Rule 2330 and NASD Conduct Rule 3010, as the same may be amended or interpreted from time to time, and any successor rule(s). Each application shall be approved by one of JNLD’s registered principals, in accordance with all applicable FINRA and NASD rules.

5 E. Advertising and Promotional Material. JNLD, its Producers, officers and employees shall not use or distribute, in writing or electronically, any advertisement, promotional material, retail communication or institutional communication, as defined in FINRA Rule 2210 and related guidance or applicable state insurance law, relating to the Contracts, unless the communication has been provided by Company or has first been approved for use in writing by Company. Company reserves the right to recall any material provided by them at any time for any reason, and JNLD shall promptly comply with any such request for the return of material and shall not use any such material thereafter. F. Recordkeeping. JNLD is responsible for maintaining the records of its Producers. JNLD shall maintain such other records as are required of it by applicable laws and regulations. The books, accounts, and records maintained by JNLD that relate to the sale of the Contracts, or dealings with the Company with regard to Contracts, shall be maintained so as to clearly and accurately disclose the nature and details of each transaction. G. Premium Payments and Collection. All premium or purchase payments (hereinafter collectively referred to as “Payments”) are the property of Company and shall be transmitted to Company by the Trust Company, similar financial services firm or the clients of these entities. H. New Contracts. Company may issue additional or successor Contracts, in which event JNLD will be informed of the new Contract according to Company procedures. If JNLD submits an application for a new Contract, it will be deemed to have agreed to distribute such new Contract. IV. COMPANY OBLIGATIONS A. Compliance. Company agrees that, for each Contract marketed hereunder, it will take all actions which it is required to take in order to comply with all applicable federal and state laws and regulations and the rules and regulations of all applicable self-regulatory organizations. Company represents that the Contracts marketed hereunder, the prospectus for any Contract marketed hereunder, and all advertising or sales promotional material which it provides hereunder, has been reviewed and approved by its legal and/or compliance personnel. B. Appointment of Producers. Company, subject to its internal standards and procedures for insurance appointments, including its right to refuse an appointment for any reason, shall appoint Producers designated by JNLD as applicable. Company shall notify JNLD in regard to the termination or non-renewal of an appointment for a Producer within 15 days of such termination, or in the appropriate timeframe as otherwise required by certain state insurance departments. C. Prospectuses and Promotional Material. Company will provide JNLD with reasonable quantities of the currently effective prospectus for the Contracts and appropriate advertising or sales promotional material which has been filed with FINRA and applicable state insurance departments if applicable. V. FIDELITY BOND JNLD represents that all its directors, officers, employees and Producers who have access to funds of Company or who are covered by this Addendum are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a reputable bonding company. This bond shall be maintained at JNLD’s expense. Such bond shall be at least equivalent to the minimum coverage required under FINRA Rule 4360. JNLD acknowledges that Company may require evidence that such coverage is in force, and JNLD shall promptly give notice to Company of any notice of cancellation or change of coverage. If there is any deficiency, JNLD shall promptly pay Company that

6 amount on demand and JNLD indemnifies and holds harmless Company from any deficiency and from the cost of collection. VI. LIMITATIONS OF AUTHORITY The Contract forms are the sole property of Company. No person other than Company has the authority to make, alter, or discharge any policy, Contract, certificate, supplemental Contract, or form issued by Company. Company may make such changes as it deems advisable in the conduct of its business or discontinue at any time issuing any of its forms or Contracts, and no liability to JNLD will attach to Company by reason of Company so doing. No person other than Company has the right to waive any provision with respect to any Contract or policy. No person other than Company has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Company. VII. COOPERATION JNLD and its respective directors, officers, employees, and Producers shall cooperate with Company in the investigation and settlement of all claims against JNLD and/or its directors, officers, employees, and Producers relating to the facilitation, sale, or servicing of Contracts. JNLD shall promptly forward to Company any notice or other relevant information that may come into its possession. Further, JNLD understands and agrees that it may be considered a service provider pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended, and as such, shall cooperate with Company's compliance programs for the separate accounts used to fund the Contracts. JNLD shall promptly forward to Company any notice or other relevant information that may come into its possession, as well as all information and certification requests from Company related to its compliance programs. VIII. PRINCIPLES OF ETHICAL MARKET CONDUCT In all matters relating to the sale and marketing of the Contracts, Company is fully committed to the following principles: (A) To conduct business according to high standards of honesty and fairness and to render that service to its clients that, in the same circumstances, it would apply to or demand for itself; (B) to provide competent and client-focused sales and service; (C) to engage in active and fair competition; (D) to provide advertising and sales material that are clear as to purpose, and honest and fair as to content; (E) to handle client complaints and disputes fairly and expeditiously; and (F) to maintain a system of oversight and review that is reasonably designed to achieve compliance with these principles of ethical market conduct. JNLD acknowledges and agrees that it and its directors, officers, employees, and Producers will conduct all of their activities that are within the scope of this Addendum in accordance with these principles. Company and JNLD acknowledge and agree in connection with the performance of their obligations under this Addendum that they both have implemented internal corporate policies to prohibit their directors, officers, and employees from making or promising to make corrupt payments of money or anything of value, directly or indirectly, to any government or public international organization officials, political parties, or candidates for political office, or employee of a commercial customer or supplier, for the purpose of obtaining or retaining business or securing any improper advantage. Company and JNLD agree to accurately document all transactions related to this Addendum in its financial books, records, statements, and in reports or other documents. Company and JNLD have implemented their own standards of ethics and business conduct, specific policies on anti-corruption and maintenance of books and records, and appropriate processes for auditing and enforcing the compliance thereof. JNLD must promptly notify Company in writing of any breach of this clause.

7 IN WITNESS WHEREOF, the parties have executed this Addendum on the date set forth above. JACKSON NATIONAL LIFE INSURANCE COMPANY 1 Corporate Way Lansing, MI 48951 JACKSON NATIONAL LIFE DISTRIBUTORS LLC 7601 Technology Way, 6th Floor Denver, CO 80237 Signature Signature Print Name Print Name Title Title Date Date